UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) MAY 13, 2005

PROVENA FOODS INC.

(Exact name of registrant as specified in its charter)

California	1-10741	95-2782215
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS employer Identification No.)

5010 Eucalyptus Avenue, Chino, California	91710
(Address of principal executive offices)	(Zip Code)

(909) 627-1082

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.02 Results of Operations and Financial Condition

The following is the text of a press release including registrant’s results for the 1st quarter of 2005 which registrant intends to have published on May 13, 2005.

FOR IMMEDIATE RELEASE -May 13, 2005 - CHINO, CA

PROVENA FOODS INC. REPORTS FIRST QUARTER RESULTS

CHINO, Calif., Provena Foods Inc. (AMEX: PZA) incurred a net loss of $162,676 for the 1st quarter of 2005 compared to a net loss of $360,697 a year ago. The Company’s sales were up 23% in the 1st quarter compared to the same period of 2004. Both the meat and pasta divisions contributed to the decrease in losses and increase in sales.

CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,
	2005	2004
Net Sales	$15,144,637	12,318,552

Cost of Sales	14,207,782	11,848,906

Gross profit	936,855	469,646

Operating Expenses:
Distribution	438,822	504,581
General and administrative	635,016	504,187

Operating loss	(136,983)	(539,122)

Interest expense, net	(193,147)	(123,392)
Other Income, net	84,254	65,617

Loss before income taxes	(245,876)	(596,897)
Income tax benefit	83,200	236,200

Net loss	$(162,676)	(360,697)

Loss per share:
Basic and diluted	$(0.05)	(0.11)

Shares used in computing loss per share:
Basic and diluted	3,345,664	3,219,047

Contact: Thomas J. Mulroney, Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2005	PROVENA FOODS INC.

	By	/s/ Thomas J. Mulroney
Thomas J. Mulroney
Vice President and
Chief Financial Officer